UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Stratus Properties Inc.
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Legal Disclaimer Forward-Looking statements This website contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact. The words “anticipates,” “may,” “can,” “could,” “plans,” “believes,” “potential,” “possible,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to continue to effectively develop and execute its strategies, Stratus’ potential conversion to a REIT, the uncertain and ongoing impact of the COVID-19 pandemic, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (SEC). Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual  experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements. Important Information Stratus has filed with the SEC a definitive proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting. Details concerning the nominees of the Company’s Board of Directors for election at the 2021 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, AND ASSOCIATED WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders are able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s shareholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Stratus Properties Inc. at 212 Lavaca Street, Suite 300, Austin, TX 78701, or by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3442. Accept Decline

STRATUS® COMPANY PROPERTIES INVESTORS CONTACT Protect Your Stratus Home / Investors / Proxy At the Company’s upcoming 2021 Annual Meeting, Stratus’ shareholders face an important decision regarding their investment. Two highly-qualified directors of your Board are up for election, James (“Jim”) Leslie and Neville Rhone. Jr., both of whom contribute exceptional experience and expertise related to the real estate industry. Mr. Leslie has more than 35 years of leadership experience in the commercial real estate industry and has a proven track record of acquiring, managing and growing real estate assets, primarily in the Southwest region - including with REITS, such as when he helped form Columbus Realty Trust, a NYSE-listed REIT, and served on its Board of Trust Managers from its IPO in 1993 until its sale in 1997. Mr. Rhone, who was appointed to the board less than a year ago, is a 27-year veteran of real estate development, finance, investing and operations, and has invested or financed more than $6 billion in real estate transactions during his successful career. However, their election to the board is being threatened by the actions of an offshore activist hedge fund, Oasis Management Capital Ltd. (“Oasis”), who has instead nominated two directors, including Ella Benson (who previously served on the Stratus Board until voluntarily resigning last year). PROTECT YOUR INVESTMENT FROM OASIS’ SELF-SERVING AGENDA BY VOTING ON THE WHITE PROXY CARD “FOR” HIGHLY-QUALIFIED DIRECTOR NOMINEES, JIM LESLIE AND NEVILLE RHONE JR. WE ALSO RECOMMEND YOU VOTE “FOR” THE PROPOSAL TO ADD AN ADDITIONAL SHAREHOLDER-RECOMMENDED DIRECTOR, LAURIE DOTTER, TO THE STRATUS BOARD. By voting on the WHITE proxy card, shareholders will be voting for independent directors who are dedicated to serving the interests of all shareholders and will continue to analyze and pursue any strategy or transaction that maximizes shareholder value.

STRATUS® COMPANY PROPERTIES INVESTORS CONTACT VOTE YOUR SHARES WITH THE WHITE CARD TODAY Please follow one of the following links to learn more: The Stratus Story Meet Our Candidates Proxy News Contacts FAQ A Message from Beau Armstrong, Chairman, President and Chief Executive Officer: “Our driven and talented team at Stratus has continued to maximize the value of our properties throughout every step of our development strategy, even amid the unprecedented challenges caused by the COVID-19 pandemic. While the pandemic negatively impacted the hotel and entertainment industries, Stratus’ financial position remains solid. Our residential properties are thriving, our multi-family, grocery-anchored retail and mixed-use properties have been resilient through the pandemic, and our development pipeline remains robust. I am very proud to work with both Jim and Neville as Stratus directors. Jim has been an important part of our Board for years and has overseen the successful execution of our strategy. With his extensive real estate and REIT experience, Jim is also integral to our exploration of a potential conversion of Stratus into a REIT. Although appointed to our Board only recently in December 2020, Neville has already brought us important industry and operating experience in real estate development and finance. I look forward to continuing to work with them, as well as Laurie Dotter, who will enhance the Board’s diversity and overall capabilities. The Stratus Board has created value for shareholders through a deep understanding of Stratus’ business and a history of taking decisive action to ensure the Company’s long-term success. We are active, engaged and poised to capture opportunities in the fast-growing Austin market and in other Texas real estate markets.

STRATUS® COMPANY PROPERTIES INVESTORS CONTACT On the other hand, Oasis, an offshore activist hedge fund, opposes the exploration of a potential REIT conversion that could unlock significant value for the vast majority of shareholders. PLEASE NOTE: This election is not about whether Stratus should become a REIT but rather something more fundamental - which directors should be in the boardroom providing oversight and strategic direction to Stratus. Should we have conflicted directors, such as Ms. Benson, who have already made up their minds to oppose a REIT conversion, or should we have highly-qualified directors who will review these questions objectively, with an open mind and with an eye toward the interests of all shareholders? I encourage all our shareholders to vote on the WHITE proxy card FOR our nominees Jim Leslie and Neville Rhone, Jr. and FOR the proposal to add Laurie Dotter to our Board.” The Stratus Story Acquire land and required permits Design, conceptualize and develop properties Generate cash through sales, leasing Lease and stabilize properities

STRATUS® COMPANY PROPERTIES INVESTORS CONTACT cash through sales, leasing or refinancing stabilize properties Stratus has operated in Texas for more than 30 years and has real estate projects located primarily in the Austin area and other select fast-growing Texas markets, such as the Houston area. Our proven strategy consists of acquiring land, securing and maintaining development entitlements, designing, developing and stabilizing properties, and ultimately selling, refinancing or holding them as part of our leasing operations. The management team’s knowledge of and deep relationships in the Austin real estate market have been critical to Stratus’ success in identifying and securing attractive opportunities - such as the prized 37-story Block 21 property which serves as a shopping and cultural center of Austin’s 2nd Street District. Block 21 features an entire city block of mixed-use development including the W Austin Hotel and the ACL Live entertainment space, and is home to Austin City Limits, a television program showcasing popular music legends. Other examples of our contemporary properties and retail centers include the luxurious and tranquil residencies of The Santal, a serene apartment complex nestled at the foot of the Hill Country with spectacular views of downtown Austin, and Amarra Villas, an enclave of 20 single-family homes designed within a condominium regime to allow for the luxurious amenities expected in the quiet, safe and upscale Barton Creek Community. Stratus has a successful track record of creating value for shareholders by taking advantage of favorable market conditions. Stratus’ recent monetization activities include: 2017 Generated $11.1 million of real estate sales revenue, primarily from the sale of 20 developed residential properties February-April: Sold the grocery-anchored retail project The Oaks at Lakeway for $114 million, a substantial gain, and provided a special $1.00 per share cash dividend from the proceeds 2018 Sold 17 developed residential properties for $16.5 million 2019 October: Announced refinancing of The Santal, a luxury apartment community in Austin, generating net proceeds of approximately $18 million after payment of the construction loan, inclusive of cash reserves December: Announced agreement to sell prized Block 21 for $275 million, which was expected to produce an approximately $130 million pre-tax gain. While the buyer terminated the deal in May 2020 due to the impact of the COVID-19 pandemic, Stratus received $15 million in earnest money Sold Barton Creek Village for $7.7 million, a retail pad for $3.2 million and 18 developed residential properties for $13.5 million 2020 Sales of single-family lots and homes in Barton Creek were strong - sold 21 developed residential properties for $21.8 million - and leasing operations revenue reached a record $24.1 million

STRATUS® COMPANY PROPERTIES INVESTORS CONTACT 2021 January: Announced the sale of The Saint Mary luxury apartment community in Austin for $60 million, or $250,000 per unit - a record in the Austin MSA for similar properties April: Second refinancing of The Santal that extended the loan’s term and lowered the interest rate, producing projected interest savings of $1.1 million annually based on current rates Return to top of page Meet Our Candidates Neville Rhone, Jr. 27-year veteran of real estate development, finance, investing and operations in more than $6 billion of transactions. Co-Founder and Managing Partner of Arc Capital Partners, a Los Angeles-based real estate operating company that acquires and repositions urban properties. Specializing in creating walkable, urban mixed-use environments, Arc Capital Partners is an institutional-quality, minority-owned firm dedicated to corporate responsibility. Prior to co-founding Arc in 2013, served as Managing Director and member of the investment committee of Canyon Partners Real Estate (“Canyon”), leading Texas acquisitions. Prior to joining Canyon in 2005, served as Vice President at Morgan Stanley focused on investment banking and real estate. Active member of the Urban Land Institute and the Pension Real Estate Association. Investment committee advisor for the California Wellness Foundation. Board member of the Marlborough School and the Economic Resources Corporation. Bachelor of Science and Master of Engineering (Civil Engineering) from Cornell University and MBA from Columbia Business School. Jim Leslie 35+ years of experience in the real estate and real estate finance industries. After completing an MBA at the University of Michigan, began as a CPA at Coopers & Lybrand in Dallas, serving on the audit team

STRATUS® COMPANY PROPERTIES INVESTORS CONTACT • After completing an MBA at the University of Michigan, began as a CPA at Coopers & Lybrand in Dallas, serving on the audit team for several real estate clients. • In 1982, joined football legend Roger Staubach as an initial member of Dallas-based The Staubach Company (TSC), serving as CFO and then President, and helped grow the company from 5 people to more than 1,200 employees across 50 offices worldwide. • At TSC, helped pioneer the tenant representation industry, formed TSC’s Financial Services Division, developed multi-family units and developed or purchased and sold commercial space. TSC was sold to Jones Lang LaSalle (now JLL) in 2008. • Helped form and, from its IPO in 1993 until its sale in 1997, served on the Board of Trust Managers of Columbus Realty Trust, a NYSE-listed REIT. • Chief Executive Officer 2012-2015 and director 2002-2015 of CRESA Partners, a private commercial real estate firm exclusively representing tenants, with services including site selection, financing, project management and relocation services, currently in 75 markets worldwide. • Left TSC and formed Dallas-based Wolverine Interests in 2001, where he acts as managing principal in financing, development, property management and asset management of numerous multi-family, office, and large mixed-use projects with private/public partnerships. Notable projects include Frisco Square - a 60 acre mixed-use development in Frisco, Texas; a 42,000 square foot build and lease to suit for Inyo County, California; 175,000 square foot mixed use development in Frisco, Texas; over 14 million square feet of office building purchases throughout North Texas; purchase and eventual sale of an office building in New Jersey; numerous developments for a for-profit college throughout the United States and several sale leaseback transactions for various credit users. Return to top of page Proxy News Stratus’ First Letter to Shareholders Friday, April 12, 2021 Press Release Announcing Definitive Proxy Statement Filing Friday, April 12, 2021 Definitive Proxy Statement Filing Friday, April 9, 2021

STRATUS® COMPANY PROPERTIES INVESTORS CONTACT Stratus in the News Houston Chronicle, “New 60-acre project with an H-E-B, shops and restaurants is coming to Magnolia” Wednesday, April 7, 2021 Community Impact Newspaper, “Apartments, parkland make up Stratus Properties’ early vision for extending Main St. in Lakeway” Tuesday, April 6, 2021 Houston Business Journal, “Another 60-acre mixed-use project planned in growing Magnolia area” Tuesday, April 6, 2021 Austin Business journal, “Real estate roundup: Apartments sell for $250K per unit, and other deals” Tuesday, January 19, 2021 Return to top of page Vote Your Shares TODAY Stratus encourages all shareholders to vote “FOR” the election of our highly-qualified director nominees Jim Leslie and Neville Rhone, Jr., and “FOR” the proposal to add an additional highly-qualified director, Laurie Dotter, to the Board on the WHITE proxy card. Protect your investment in Stratus. Your Vote is Important, No Matter How Many or How Few Shares You Own. If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies: INNISFREE M&A INCORPORATED Shareholders Call Toll-Free: (877) 456-3442 Banks and Brokers Call Collect: (212) 750-5833 IMPORTANT We urge you NOT to sign any proxy card sent to you by Oasis.

STRATUS® COMPANY PROPERTIES INVESTORS CONTACT If you have already done so. you have every legal right to change your vote by using the WHITE proxy card mailed to you — by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Please contact the Company’s proxy solicitor, Innisfree, if you cannot find your WHITE proxy card. Return to top of page Contacts Media Contacts Sydney Isaacs / Jeremy Jacobs Abernathy MacGregor 713-817-9346 / 212-371-5999 SRI@abmac.com / JRJ@abmac.com Investor Contact William H. Armstrong III 512-478-5788 Return to top of page FAQ 1. When and where will the 2021 Annual Meeting be held? The 2021 Annual Meeting is scheduled to be held on Friday, June 4,2021 at 8:30 a.m. Central Standard Time, at the W Austin Hotel located at 200 Lavaca Street, Austin, Texas 78701.

STRATUS® COMPANY PROPERTIES INVESTORS CONTACT You can obtain directions to the 2021 Annual Meeting at https://www.marriott.com/hotels/maps/travel/auswh-w-austin. Although we are currently planning to hold the 2021 Annual Meeting in person, we are monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described in the Company’s Proxy Statement) or in the event that it is not possible or advisable to hold our 2021 Annual Meeting in person as originally planned, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. We will announce any such changes, including details on how to participate, in advance in a press release, a copy of which will be filed with the Securities and Exchange Commission (“SEC”) as additional proxy solicitation materials. Accordingly, if you are planning to attend our 2021 Annual Meeting, please monitor our website, stratusproperties.com, prior to the meeting date. 2. Who is entitled to vote? Only holders of Stratus common stock at the close of business on the record date, April 8, 2021, are entitled to notice of and to vote at the Annual Meeting. Stockholders who sold shares of Stratus common stock before the Record Date (or acquire them without voting rights after the record date) may not vote such shares of Stratus common stock. Stockholders of record on the record date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Stratus common stock after the record date (unless they also transfer their voting rights). The only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Stratus common stock. 3. On what matters will I be voting? How does the Board recommend that I cast my vote? At the 2021 Annual Meeting, you will be asked to (1) elect two Class II directors; (2) approve, on an advisory basis, the compensation of our named executive officers; (3) ratify, on an advisory basis, the appointment of our independent registered public accounting firm for 2021; (4) ratify, on an advisory basis, the rights agreement, as amended, by and between the Company and Computershare Inc., as rights agent (the “Rights Agreement”); (5) if properly presented at the 2021 Annual Meeting, vote, on an advisory basis, on the non-binding proposal (the “Stockholder Proposal”) to add Laurie Dotter to our Board; and (6) consider any other matter that properly comes before the 2021 Annual Meeting. Our Board unanimously recommends that you vote: o FOR the election of the two Class II director nominees recommended by our Board - Jim Leslie and Neville Rhone, Jr.; o FOR the approval, on an advisory basis, of the compensation of our named executive officers; o FOR the ratification, on an advisory basis, of the appointment of our independent registered public accounting firm for 2021; o FOR the ratification, on an advisory basis, of the Rights Agreement; and o FOR, on an advisory basis, the Stockholder Proposal to add Laurie Dotter to our Board. We do not expect any matters to be presented for action at the 2021 Annual Meeting other than the matters described in the Company’s Definitive Proxy Statement filed with the SEC. However, by signing, dating and returning your WHITE proxy card or by following the instructions on your WHITE proxy card to submit your proxy and voting instructions via the Internet or phone, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the 2021 Annual Meeting about which we did not have notice at least 45 days before the anniversary date on which we first sent our proxy materials for the prior year’s annual meeting of stockholders or by February 17, 2021. The proxies will vote on any such matter in accordance with their best judgment.

STRATUS® COMPANY PROPERTIES INVESTORS CONTACT 4. How do I vote? Stockholders of Record If your shares of Stratus common stock are registered directly in your name with our transfer agent, Computershare Inc., you are the stockholder of record of those shares and the proxy materials will be mailed to you by us. You may submit your proxy and voting instructions via the Internet or phone, or by mail as further described below. Your proxy, whether submitted via the Internet, phone or by mail, authorizes each of William H. Armstrong III and Kenneth N. Jones to act as your proxy at the 2021 Annual Meeting, each with the power to appoint his substitute, to represent and vote your shares of Stratus common stock as you directed, if applicable. Submit your proxy and voting instructions via the Internet as instructed on the WHITE proxy card. Use the Internet to submit your proxy and voting instructions 24 hours a day, seven days a week until the polls close during the 2021 Annual Meeting. Please have your WHITE proxy card available and follow the instructions on the proxy card. Submit your proxy and voting instructions by phone (within the US, US territories and Canada) using the number listed on the WHITE proxy card we mailed to you. Telephone voting facilities will be available 24 hours a day, seven days a week until the polls close during the 2021 Annual Meeting. Please have your WHITE proxy card available and follow the instructions on the proxy card. Submit your proxy and voting instructions by mail. Complete, date and sign your WHITE proxy card and return it in the postage-paid envelope provided. If you submit your proxy and voting instructions via the Internet or by phone, you do not need to mail your proxy card. The proxies will vote your shares of Stratus common stock at the 2021 Annual Meeting as instructed by the latest-dated validly executed proxy received from you, whether submitted via the Internet, phone or by mail. You may also vote in person at the 2021 Annual Meeting. Beneficial Owners If your shares of Stratus common stock are held in a stock brokerage account by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of Stratus common stock via the Internet or by telephone, if the bank, broker, trustee or other nominee offers these options, or by completing, signing, dating and returning a voting instruction form. Your bank, broker, trustee or other nominee will send you instructions on how to submit your voting instructions for your shares of Stratus common stock. 5. What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote? If you properly complete, sign, date and return a proxy card or voting instruction form, your shares of Stratus common stock will be voted as you specify. If you are a stockholder of record and you make no specifications on your proxy card, your shares of Stratus common stock will be voted in accordance with the recommendations of our Board, as provided above. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of Stratus common stock for you, your shares of Stratus common stock will not be voted with respect to any proposal for which the stockholder of record does not have discretionary authority to vote. Rules of the New

STRATUS® COMPANY PROPERTIES INVESTORS CONTACT York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, NYSE rules prohibit your bank, broker, trustee or other nominee to vote on the proposal without receiving voting instructions from you. Pursuant to NYSE rules applicable to brokers, if a broker receives competing proxy materials from Oasis (in addition to the Company’s proxy materials), the broker will be prohibited from exercising discretionary authority with respect to any of the proposals to be voted on if the broker did not receive voting instructions from the beneficial owner. This is referred to as a “broker non-vote.” In these cases, those shares will not be counted for the purpose of determining whether a quorum is present and will not be considered votes cast on the proposals to be considered at the 2021 Annual Meeting. Under the NYSE rules, the proposal relating to the ratification, on an advisory basis, of the appointment of our independent registered public accounting firm is a discretionary proposal. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares may be voted with respect to the ratification, on an advisory basis, of the appointment of our independent registered public accounting firm. Under the NYSE rules, the proposals relating to the election of directors, the compensation of our named executive officers, the Rights Agreement and the Stockholder Proposal are non-discretionary proposals. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to these proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non- discretionary proposal for which you have not provided voting instructions. 6. Who is Oasis? Oasis Investments II Master Fund Ltd., a company incorporated and headquartered in the Cayman Islands and an affiliate of Oasis Management (Hong Kong) LLC (collectively with certain of its affiliates, “Oasis”), is a Stratus stockholder who has notified the Company of its intent to nominate two directors for election to the Board and present the Stockholder Proposal at the 2021 Annual Meeting. You may receive proxy solicitation materials from Oasis. The Company is not responsible for the accuracy of any information provided by or relating to Oasis or its nominees contained in solicitation materials filed or disseminated by or on behalf of Oasis or any other statements that Oasis may make. Please do not return any GOLD proxy card sent to you by Oasis. 7. What should I do if I receive a GOLD proxy card or other proxy materials from Oasis? Please do not return any GOLD proxy card sent to you by Oasis. The Board does not endorse any of Oasis’ nominees and unanimously recommends that you vote “FOR” the election of each of the Board’s nominees - Jim Leslie and Neville Rhone, Jr. -and “FOR” Proposals 2 through 5 on the WHITE proxy card. The Board urges you to disregard any materials sent to you by or on behalf of Oasis, and NOT to sign, return or vote on any GOLD proxy card sent to you by or on behalf of Oasis. Voting to “withhold” with respect to any of Oasis’ nominees on a proxy card sent to you by Oasis is not the same as voting for the Board’s nominees, because a vote to “withhold” with respect to any of Oasis’ nominees on Oasis’ proxy card will revoke any WHITE proxy you may have previously submitted. To support the Board’s nominees, you should vote “FOR” the Board’s nominees on the WHITE proxy card. If you have already signed any proxy card provided by or on behalf of Oasis, you have every legal right to change your vote by completing, signing and dating the WHITE proxy card and promptly mailing it in the postage-paid envelope provided or to change your vote using the Internet or telephone by following the instructions on the WHITE proxy card or by voting in person at the 2021 Annual Meeting. Only your latest-dated validly executed proxy will count.

STRATUS ® COMPANY PROPERTIES INVESTORS CONTACT 8. Can I change my vote or revoke my proxy? Yes. If you own your shares of Stratus common stock in record name, your proxy can be revoked or changed at any time before it is used to vote your shares of Stratus common stock if you: (1) provide notice in writing to our corporate secretary before the 2021 Annual Meeting; (2) timely provide to us another proxy with a later date; or (3) are present at the 2021 Annual Meeting and either vote in person or notify the corporate secretary in writing at the 2021 Annual Meeting of your wish to revoke your proxy. Your attendance alone at the 2021 Annual Meeting will not be enough to revoke your proxy. If you own your shares of Stratus common stock in “street name”, your proxy can be revoked or changed at any time before it is used to vote your shares of Stratus common stock if you: (1) in accordance with the voting instructions from your bank, broker, trustee or other nominee, timely provide to your bank, broker, trustee or other nominee another proxy with a later date or (2) are present at the 2021 Annual Meeting and either vote in person or notify the corporate secretary in writing at the 2021 Annual Meeting of your wish to revoke your proxy. Your attendance alone at the 2021 Annual Meeting will not be enough to revoke your proxy. If you hold your shares in “street name” and wish to attend the 2021 Annual Meeting and vote in person, you must provide a “legal proxy” from your bank, broker, trustee or other nominee and proof of ownership on the record date (such as a recent brokerage statement) or the voting instruction form mailed to you by your bank, broker, trustee or other nominee. 9. Will my shares be voted if I do nothing? If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via telephone or the Internet or vote in person at the 2021 Annual Meeting. If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee) and you do not instruct your bank, broker, trustee or other nominee how to vote your shares, then, because all of the proposals, except the proposal relating to the ratification, on an advisory basis, of the appointment of our independent registered public accounting firm, for the 2021 Annual Meeting may be considered “non-routine matters,” your bank, broker, trustee or other nominee may not have discretionary authority to vote your shares on those proposals. We strongly encourage you to authorize your bank, broker, trustee or other nominee to vote your shares by following the instructions provided on the voting instruction form. Return to top of page STRATUS PROPERTIES INC. | 212 Lavaca St, Suite 300 | AUSTIN, TEXAS 78701 T: 512.478.5788 | T: 800.690.0315 | F: 512.478.6340 TERMS & CONDITIONS